Exhibit 5.1

June 14, 2012

Fuse Science, Inc.

6135 NW 167th Street

#E-21

Miami, Florida 33015

Re:	Fuse Science, Inc. (the “Company”) Registration Statement On Form S-1 File No. 333-179682 (the “Registration Statement”)

Ladies and Gentlemen:

You have requested our opinion with respect to the 35,792,770 shares of the Company’s common stock, par value $0.001 per share (the “Shares”) offered by certain of the Company’s stockholders and included in the Registration Statement filed with the U.S. Securities and Exchange Commission on February 24, 2012 and as subsequently amended, pursuant to the Securities Act of 1933, as amended (the “Securities Act”).

As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinion expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

Based on, and subject to the foregoing, we are of the opinion that the Shares, when issued upon conversion of or pursuant to certain promissory notes or upon the exercise of certain warrants as set forth in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

In rendering this opinion, we advise you that members of this Firm are members of the Bar of the State of Florida. We express no opinion herein concerning the applicability or effect of any laws of any jurisdiction other than the Laws of the State of Florida, the General Corporation Law of the State of Nevada and the federal laws of the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the reference of our Firm under the heading “Legal Matters” in the prospectus constituting part of the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ ROETZEL & ANDRESS LPA